EXHIBIT 99.1

C&F FINANCIAL CORPORATION

Wednesday, November 28, 2012

Contact:	Tom Cherry, Executive Vice President & CFO
(804) 843-2360

C&F Financial Corporation
Announces Increase in Quarterly Dividend

West Point, VA -- The board of directors of C&F Financial Corporation (NASDAQ:CFFI), the one bank holding company for C&F Bank, has declared a regular cash dividend of 29 cents per common share, which is payable December 21, 2012 to shareholders of record on December 14, 2012.  This dividend amount represents a 7.41 percent increase over the prior quarter’s dividend amount of 27 cents per common share.

“Along with the increase in the quarterly dividend amount, we moved up the date for the corporation’s dividend payment,” said Larry Dillon, president and chief executive officer of C&F Financial Corporation. “Rather than our traditional January 1st payment date, we will pay the fourth quarter dividend in 2012. While we can’t be sure what the dividend tax rate will be in 2013, it will likely be higher than the current rate of 15 percent and possibly as high as 44 percent for upper income bracket earners. Given the current complexity and uncertainty of federal tax rate issues, the corporation’s Board of Directors determined that moving our dividend payment up to 2012 provided the most tax-advantageous position for our shareholders.”

EXHIBIT 99.1

C&F FINANCIAL CORPORATION

Wednesday, November 28, 2012

Contact:	Tom Cherry, Executive Vice President & CFO
(804) 843-2360

C&F Bank operates 18 retail bank branches located throughout the Hampton to Richmond corridor in Virginia and offers full investment services through its subsidiary C&F Investment Services, Inc. C&F Mortgage Corporation provides mortgage, title and appraisal services through 18 offices located in Virginia, Maryland, North Carolina, Delaware and New Jersey. C&F Finance Company provides automobile loans in Virginia, Tennessee, Maryland, North Carolina, Georgia, Ohio, Kentucky, Indiana, Alabama, Missouri, Illinois, Texas and West Virginia through its offices in Richmond and Hampton, Virginia, in Nashville, Tennessee and in Hunt Valley, Maryland.